UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

September 14, 2020
Date of Report (Date of Earliest Event Reported)

Insignia Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	001-13471	41-1656308
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8799 Brooklyn Blvd.Minneapolis, Minnesota	55445
(Address of Principal Executive Offices)	(Zip Code)

(763) 392-6200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ISIG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01
Regulation FD Disclosure.

On September 14, 2020, we received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) confirming our eligibility for a second 180-day period to regain compliance with the minimum bid price of $1.00 per share required by Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). In order to regain compliance, our common stock must maintain a consolidated bid price of $1.00 or greater for a minimum of ten consecutive business days. If compliance with the Minimum Bid Price Requirement cannot be demonstrated, whether by a reverse stock split or otherwise, by March 10, 2021, then our common stock will be subject to delisting. At such time, we may have an opportunity to appeal Nasdaq’s delisting determination. The foregoing has no immediate effect on the trading of our common stock and our common stock is expected to remain listed on Nasdaq during the compliance period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

INSIGNIA SYSTEMS, INC.

Date: September 16, 2020	By	/s/ Jeffrey A. Jagerson
Jeffrey A. Jagerson
Vice President of Finance, Chief Financial Officer and Treasurer
(on behalf of registrant)